UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 17, 2011

PolyMedix, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51895	27-0125925
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

170 N. Radnor-Chester Road; Suite 300 Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(484) 598-2400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by PolyMedix, Inc. (the “Company”) on June 20, 2011 (the “Original Report”) with the U.S. Securities and Exchange Commission (the “SEC”). The sole purpose of this amendment is to disclose, as required by Form 8-K, the Company’s decision regarding the frequency of future stockholder advisory votes on the compensation of its named executive officers. No changes have been made to the Original Report.

ITEM 5.07     Submission of Matters to a Vote of Security Holders

(d) As reported in the Original Report, at the Company’s 2011 annual meeting of shareholders, shareholders cast the highest number of votes in favor of holding advisory votes on named executive officer compensation (the “Say on Pay Vote”) every year.  In light of this result and other factors considered by the Board of Directors of the Company, the Board of Directors has determined that the Company will hold the Say on Pay Vote every year until the next required vote on the frequency of the Say on Pay Vote. The Company is required to hold an advisory vote on the frequency of the Say on Pay Vote every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.

Date: October 28, 2011	By:	/s/ Edward F. Smith

Edward F. Smith Vice President, Finance and Chief Financial Officer